Exhibit 99.1
From:    Brendan Conway (news media)
414-221-4444
brendan.conway@wecenergygroup.com

    Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

    November 3, 2020

WEC Energy Group reports third-quarter results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income of $266.8 million, or 84 cents per share, for the third quarter of 2020 – up from $234.3 million, or 74 cents per share, for last year's third quarter.

For the first nine months of 2020, the company recorded net income of $960.9 million, or $3.04 per share – up from $890.1 million, or $2.81 per share, in the corresponding period a year ago.

Consolidated revenues totaled $1.7 billion for the third quarter of 2020 and $5.3 billion for the first nine months. Third-quarter revenues were up $43.0 million compared to the same quarter in 2019, while year-to-date revenues were down $267.3 million compared to the prior year.

"A rebound in economic activity, warmer summer weather and efficiency gains throughout our operations were the major factors shaping another strong quarter," said Gale Klappa, executive chairman. "Our management team is resilient and focused on delivering value as we head into the closing months of a challenging year."

Retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula – were down by 0.3 percent in the third quarter of 2020, compared to the third quarter of 2019.

Residential electricity use rose by 7.1 percent.

Electricity consumption by small commercial and industrial customers declined by 2.5 percent. Electricity use by large commercial and industrial customers – excluding the iron ore mine – dropped by 5.4 percent during the third quarter of 2020.

On a weather-normal basis, retail deliveries of electricity during the third quarter of this year – excluding the iron ore mine – decreased by 1.5 percent.

Exhibit 99.1
At the end of September, the company was serving approximately 11,000 more electric customers and 32,000 more natural gas customers than at the same time a year ago.

In light of its strong performance, the company is narrowing and raising its earnings guidance for 2020 to a range of $3.74 to $3.76 per share with an expectation of reaching the top end of the range. This assumes normal weather for the remainder of the year. Previous guidance was in the range of $3.71 to $3.75 per share.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time, Tuesday, Nov. 3. The call will review 2020 third-quarter earnings and the company’s outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 877-683-2228 up to 15 minutes before it begins. The number for international callers is 647-689-5446. The conference ID is 4494487.

Conference call access also is available at wecenergygroup.com. Under 'Webcasts,' select 'Q3 Earnings.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its third-quarter performance. The materials will be available at 6:30 a.m. Central time, Tuesday, Nov. 3.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Nov. 17, 2020. Domestic callers should dial 800-585-8367. International callers should dial 416-621-4642. The replay conference ID is 4494487.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.5 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a growing fleet of renewable generation facilities in the Midwest.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 45,000 stockholders of record, 7,500 employees and $35 billion of assets.

Exhibit 99.1
Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; the extent, duration and impact of the COVID-19 pandemic; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; the company’s ability to successfully acquire and/or dispose of assets and projects; cybersecurity threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; the impact of tax reform and any other legislative and regulatory changes, including changes to environmental standards; political developments; current and future litigation and regulatory investigations, proceedings or inquiries; changes in accounting standards; the financial performance of American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended December 31, 2019, and in subsequent reports filed with the Securities and Exchange Commission. The company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Although we have estimated the economic impacts of the COVID-19 pandemic on our business and have factored such impacts into our projections, the extent to which the COVID-19 pandemic may affect us depends on factors beyond our knowledge or control. Therefore, the ultimate impact of the COVID-19 pandemic on our business plans and operations, liquidity, financial condition and results of operations could vary from our current projections.

Tables follow

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Nine Months Ended
	September 30		September 30
(in millions, except per share amounts)	2020	2019	2020	2019
Operating revenues	$1,651.0	$1,608.0	$5,308.3	$5,575.6

Operating expenses
Cost of sales	482.8	484.3	1,662.0	1,985.8
Other operation and maintenance	498.7	529.2	1,427.5	1,583.4
Depreciation and amortization	245.0	233.8	726.6	690.1
Property and revenue taxes	54.3	49.8	156.6	148.0
Total operating expenses	1,280.8	1,297.1	3,972.7	4,407.3

Operating income	370.2	310.9	1,335.6	1,168.3

Equity in earnings of transmission affiliates	40.1	38.7	132.8	111.7
Other income, net	25.7	21.8	59.9	76.3
Interest expense	122.0	125.8	375.8	374.3
Other expense	(56.2)	(65.3)	(183.1)	(186.3)

Income before income taxes	314.0	245.6	1,152.5	982.0
Income tax expense	46.9	11.3	190.7	91.5
Net income	267.1	234.3	961.8	890.5

Preferred stock dividends of subsidiary	0.3	0.3	0.9	0.9
Net loss attributed to noncontrolling interests	—	0.3	—	0.5
Net income attributed to common shareholders	$266.8	$234.3	$960.9	$890.1

Earnings per share
Basic	$0.85	$0.74	$3.05	$2.82
Diluted	$0.84	$0.74	$3.04	$2.81

Weighted average common shares outstanding
Basic	315.4	315.4	315.4	315.4
Diluted	316.5	316.8	316.6	316.7

Dividends per share of common stock	0.6325	0.5900	1.8975	1.7700

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$13.1	$37.5
Accounts receivable and unbilled revenues, net of reserves of $173.3 and $140.0, respectively	911.8	1,176.5
Materials, supplies, and inventories	573.4	549.8
Prepayments	169.5	261.8
Other	59.4	68.0
Current assets	1,727.2	2,093.6

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $9,308.6 and $8,878.7, respectively	24,551.7	23,620.1
Regulatory assets	3,462.2	3,506.7
Equity investment in transmission affiliates	1,750.4	1,720.8
Goodwill	3,052.8	3,052.8
Other	877.7	957.8
Long-term assets	33,694.8	32,858.2
Total assets	$35,422.0	$34,951.8

Liabilities and Equity

Current liabilities
Short-term debt	$771.0	$830.8
Current portion of long-term debt	596.2	693.2
Accounts payable	751.3	908.1
Accrued payroll and benefits	173.9	199.8
Other	547.6	550.8
Current liabilities	2,840.0	3,182.7

Long-term liabilities
Long-term debt	11,652.5	11,211.0
Deferred income taxes	3,974.7	3,769.3
Deferred revenue, net	417.8	497.1
Regulatory liabilities	3,939.3	3,992.8
Environmental remediation liabilities	589.4	589.2
Pension and OPEB obligations	320.6	326.2
Other	1,128.6	1,128.9
Long-term liabilities	22,022.9	21,514.5

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,434,531 shares outstanding	3.2	3.2
Additional paid in capital	4,163.8	4,186.6
Retained earnings	6,290.1	5,927.7
Accumulated other comprehensive loss	(6.4)	(4.1)
Common shareholders' equity	10,450.7	10,113.4

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	78.0	110.8
Total liabilities and equity	$35,422.0	$34,951.8

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Nine Months Ended
	September 30
(in millions)	2020	2019
Operating activities
Net income	$961.8	$890.5
Reconciliation to cash provided by operating activities
Depreciation and amortization	726.6	690.1
Deferred income taxes and investment tax credits, net	152.5	58.8
Contributions and payments related to pension and OPEB plans	(10.1)	(12.1)
Equity income in transmission affiliates, net of distributions	(20.3)	(17.8)
Change in –
Accounts receivable and unbilled revenues, net	262.3	360.2
Materials, supplies, and inventories	(23.6)	(44.9)
Prepayments	92.3	90.7
Other current assets	37.2	19.7
Accounts payable	(178.9)	(192.3)
Other current liabilities	(23.3)	(1.8)
Other, net	(26.8)	(0.4)
Net cash provided by operating activities	1,949.7	1,840.7

Investing activities
Capital expenditures	(1,618.7)	(1,511.5)
Acquisition of Upstream Wind Energy LLC, net of cash and restricted cash acquired of $9.2	—	(268.2)
Capital contributions to transmission affiliates	(15.2)	(37.3)
Proceeds from the sale of assets and businesses	9.8	32.2
Proceeds from the sale of investments held in rabbi trust	17.1	0.2
Reimbursement for ATC's construction costs	—	32.4
Insurance proceeds received for property damage	22.2	—
Proceeds from cash surrender value of life insurance	8.3	9.2
Other, net	13.4	8.5
Net cash used in investing activities	(1,563.1)	(1,734.5)

Financing activities
Exercise of stock options	23.3	66.1
Purchase of common stock	(56.7)	(138.2)
Dividends paid on common stock	(598.5)	(558.4)
Issuance of long-term debt	810.0	1,320.0
Retirement of long-term debt	(482.6)	(106.0)
Issuance of short-term loan	340.0	—
Change in other short-term debt	(399.8)	(753.7)
Purchase of additional ownership interest in Upstream Wind Energy LLC from noncontrolling interest	(31.0)	—
Other, net	(12.4)	(15.5)
Net cash used in financing activities	(407.7)	(185.7)

Net change in cash, cash equivalents, and restricted cash	(21.1)	(79.5)
Cash, cash equivalents, and restricted cash at beginning of period	82.3	146.1
Cash, cash equivalents, and restricted cash at end of period	$61.2	$66.6